   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1994
                                                      REGISTRATION NO. 33-

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                                                THE CONNECTICUT LIGHT
                                                  AND POWER COMPANY
          CL&P CAPITAL, L.P.
                                              (EXACT NAME OF REGISTRANT
(EXACT NAME OF REGISTRANT AS SPECIFIED        AS SPECIFIED IN CHARTER)
   IN LIMITED PARTNERSHIP AGREEMENT)

               DELAWARE                              CONNECTICUT
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

              APPLIED FOR                            06-0303850
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

             SELDEN STREET                          SELDEN STREET
           BERLIN, CT 06037                       BERLIN, CT 06037
            (203) 665-5000                         (203) 665-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

     ROBERT E. BUSCH, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                    THE CONNECTICUT LIGHT AND POWER COMPANY
                                 SELDEN STREET
                           BERLIN, CONNECTICUT 06037
                                (203) 665-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:
        M. LOUISE TURILLI, ESQ.                 DAVID P. FALCK, ESQ.
          DAY, BERRY & HOWARD            WINTHROP, STIMSON, PUTNAM & ROBERTS
              CITYPLACE I                      ONE BATTERY PARK PLAZA
   HARTFORD, CONNECTICUT 06103-3499         NEW YORK, NEW YORK 10004-1490

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, after the Registration Statement becomes effective, as determined by market conditions and other factors.

                                --------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                            PROPOSED           PROPOSED
     TITLE OF EACH           AMOUNT          MAXIMUM           MAXIMUM         AMOUNT OF
  CLASS OF SECURITIES        TO BE       OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
    BEING REGISTERED     REGISTERED(1)  PER UNIT(1)(2)(3)   PRICE(1)(2)(3)       FEE(4)
- ------------------------------------------------------------------------------------------
CL&P Capital, L.P.
 Preferred Securities..
- ------------------------------------------------------------------------------------------
The Connecticut Light
 and Power Company
 Subordinated
 Debentures............
- ------------------------------------------------------------------------------------------
The Connecticut Light
 and Power Company
 Guaranty with respect
 to Preferred
 Securities(5).........
- ------------------------------------------------------------------------------------------
  Total................   $125,000,000        100%           $125,000,000      $43,103.45
- ------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------

(1) There are being registered hereunder Preferred Securities of CL&P Capital, L.P. and Subordinated Debentures of The Connecticut Light and Power Company (which may be distributed to holders of such Preferred Securities upon a dissolution of CL&P Capital, L.P. for which no separate consideration will be received, or separately issued to the public or institutional investors) with an aggregate initial offering price not to exceed $125,000,000. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price for each class of securities being registered hereunder have been omitted in accordance with General Instruction II.D. of Form S-3.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and distributions, if any.
(4) The amount of the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.
(5) There is also being registered hereunder a Guaranty of The Connecticut Light and Power Company in connection with the issuance of Preferred Securities of CL&P Capital, L.P., for which no separate consideration will be received.

                                --------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE   +
+SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY  +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER   +
+TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED NOVEMBER  , 1994
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER  , 1994
                                 PREFERRED SECURITIES
                                  CL&P CAPITAL
        % CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES (MIPS*), SERIES A
              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
  GUARANTEED TO THE EXTENT THE ISSUER HAS FUNDS LEGALLY AVAILABLE THEREFOR, AS
                              SET FORTH HEREIN, BY
                    THE CONNECTICUT LIGHT AND POWER COMPANY
                                  ----------
  The   % Cumulative Monthly Income Preferred Securities, Series A (the "Series
A Preferred Securities"), representing the limited partner interests offered hereby, are being issued by CL&P Capital, L.P., a limited partnership formed under the laws of the State of Delaware ("CL&P Capital"). The sole general partner of CL&P Capital is The Connecticut Light and Power Company ("CL&P" or the "General Partner"). CL&P Capital exists for the sole purpose of issuing partner interests and lending the proceeds thereof to CL&P. The Series A Preferred Securities are the initial series of preferred securities representing limited partner interests in CL&P Capital ("Preferred Securities") and will rank pari passu with all other series of Preferred Securities which may be issued by CL&P Capital. The Preferred Securities, including the Series A Preferred Securities, will have a preference with respect to cash distributions and amounts payable on redemption or liquidation over the General Partner's interest in CL&P Capital.
  Holders of the Series A Preferred Securities will be entitled to receive, to the extent funds are available, cumulative preferential cash distributions
("Dividends"), at an annual rate of   % of the stated liquidation preference of
$25 per Series A Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month
of each year, commencing      , 199 . The payment of Dividends and payments in
liquidation or redemption with respect to the Series A Preferred Securities, in each case out of funds on hand legally available therefor held by CL&P Capital, are guaranteed by CL&P to the extent described herein and in the accompanying Prospectus (the "Guaranty"). See "Description of the Guaranty" in the
accompanying Prospectus. If CL&P fails to make interest payments on its   %
Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A Subordinated Debentures") to be purchased by CL&P Capital with the proceeds of the Series A Preferred Securities and the General Partner's related capital contribution to CL&P Capital, CL&P Capital will not have sufficient funds to pay Dividends on the Series A Preferred Securities. The Guaranty does not cover payment of Dividends when CL&P Capital does not have sufficient funds to pay such Dividends. In such event the remedy of a holder of Series A Preferred Securities is to enforce the rights of CL&P Capital under the Series A Subordinated Debentures. See "Description of the Subordinated Debentures-- Enforcement of Certain Rights by Holders of Preferred Securities" and "Description of the Guaranty" in the accompanying Prospectus.
  The obligations of CL&P under the Guaranty are subordinate and junior in right of payment to all general liabilities of CL&P and the obligations of CL&P under the Series A Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of
CL&P, which aggregated approximately $     at      , 1994. Under the Indenture
(as defined herein), CL&P has the right to extend the interest payment period from time to time for the Series A Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, Dividends on the Series A Preferred Securities will be deferred by CL&P Capital during any such extended interest payment period. In the event CL&P exercises its right to extend the interest payment periods on the Series A Subordinated Debentures, CL&P may not declare or pay dividends on, or redeem, purchase or acquire, any shares of its capital stock during such extension period. CL&P Capital and CL&P currently believe that the extension of an interest payment period is unlikely. See "Description of the Preferred Securities--Voting Rights" and "Description
of the Subordinated Debentures--Option to Extend Interest Payment Period" in
the accompanying Prospectus.
  The Series A Preferred Securities are subject to redemption at the option of
the General Partner in whole or in part, from time to time, on or after      ,
  , at $25 per Series A Preferred Security plus accumulated and unpaid
Dividends to the date fixed for redemption (the "Redemption Price"). The Series A Preferred Securities shall be redeemed at the Redemption Price from the proceeds of any redemption or payment at maturity of the Series A Subordinated Debentures. See "Certain Terms of the Series A Preferred Securities--Optional Redemption" and "--Mandatory Redemption" herein. In addition, upon the occurrence of certain special events (i) the Series A Preferred Securities will be subject to redemption and (ii) the Subordinated Debentures may be distributed to holders of the Preferred Securities in liquidation of CL&P Capital. See "Certain Terms of the Series A Preferred Securities--Investment Company Act Event Redemption or Distribution" and "--Tax Event Redemption or Distribution" herein.
  In the event of the liquidation of CL&P Capital, holders of the Series A Preferred Securities will be entitled to receive, for each Series A Preferred Security, a liquidation preference of $25 plus accumulated and unpaid Dividends to the date of payment unless, in connection with such liquidation, the Series
A Subordinated Debentures are distributed to the holders of Series A Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution" in the accompanying Prospectus.
  Application has been made to list the Series A Preferred Securities on the
New York Stock Exchange.
  SEE "CERTAIN INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION RELEVANT TO
AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD DURING WHICH AND CIRCUMSTANCES UNDER WHICH PAYMENT OF DIVIDENDS ON THE SERIES A PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.
                                  ----------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------

                         INITIAL PUBLIC  UNDERWRITING  PROCEEDS TO CL&P
                         OFFERING PRICE COMMISSIONS(1)  CAPITAL(2)(3)
                         -------------- -------------- ----------------
Per Series A Preferred
Security................       $             (2)              $
Total...................       $             (2)              $

- -----
  (1) CL&P Capital and CL&P have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
  (2) As the proceeds of the sale of the Series A Preferred Securities will be loaned to CL&P, under the Underwriting Agreement CL&P has agreed to pay to the
Underwriters $    per Series A Preferred Security (or $     in the aggregate);
provided that such compensation will be $    per Series A Preferred Security
sold to certain institutions. Therefore, to the extent that Series A Preferred Securities are sold to such institutions, the actual amount of Underwriters' compensation will be less than the amount specified above. See "Underwriting."
  (3) Expenses of the offering, excluding underwriting commissions, which are
payable by CL&P are estimated to be $    .
                                  ----------
  The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or
about     , 1994.
- -----
  * An application has been filed by Goldman, Sachs & Co. with the United
    States Patent and Trademark Office for the registration of the MIPS servicemark.
GOLDMAN, SACHS & CO.                                        SALOMON BROTHERS INC
     MERRILL LYNCH & CO.
            MORGAN STANLEY & CO.
                  INCORPORATED
                    PRUDENTIAL SECURITIES INCORPORATED
                            SMITH BARNEY INC.
                                  ----------
             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS      , 1994.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  The following information supplements and should be read in conjunction with the information contained in the accompanying Prospectus. Each of the capitalized terms used in this Prospectus Supplement has the meaning set forth in this Prospectus Supplement or in the accompanying Prospectus.

                       CERTAIN INVESTMENT CONSIDERATIONS

  Prospective purchasers of the Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

SUBORDINATE OBLIGATIONS OF CL&P UNDER THE GUARANTY AND THE SUBORDINATED
DEBENTURES

  CL&P's obligations under the Guaranty are subordinate and junior in right of payment to all general liabilities of CL&P, and its obligations under the Series A Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the
accompanying Prospectus) of CL&P. At      , 1994, the Senior Indebtedness of
CL&P aggregated $   . There are no terms in the Series A Preferred Securities, the Series A Subordinated Debentures or the Guaranty that limit CL&P's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Subordinated Debentures and the Guaranty.

  The Guaranty guarantees payment to the holders of the Series A Preferred Securities of accumulated and unpaid monthly Dividends, amounts payable on redemption, and amounts payable on liquidation of CL&P Capital, in each case, however, only to the extent that CL&P Capital has funds on hand legally available therefor. If CL&P were to default in its obligation to pay interest or amounts payable on redemption or maturity of the Series A Subordinated Debentures, CL&P Capital would lack legally available funds for the payment of Dividends or amounts payable on redemption or maturity of the Series A Preferred Securities, and in such event holders of the Series A Preferred Securities would not be able to rely upon the Guaranty for payment of such amounts. Instead, holders of the Series A Preferred Securities would be required to seek enforcement of CL&P Capital's rights against CL&P pursuant to the terms of the Indenture (as defined below). See "Description of the Guaranty--Status of the Guaranty" and "Description of the Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD AND TAX CONSEQUENCES

  Under the Indenture, CL&P has the right from time to time, so long as no Event of Default has occurred and is continuing, to extend the interest payment period for the Series A Subordinated Debentures for up to 60 consecutive months, and, as a consequence, Dividends on the Series A Preferred Securities will be deferred by CL&P Capital during any such extended interest payment period. Dividends in arrears on the Series A Preferred Securities after the monthly payment date therefor will, to the extent permitted by law, accumulate additional distributions thereon at the distribution rate per annum for the Series A Preferred Securities. The term "Dividends" as used herein includes, as applicable, monthly distributions and distributions on monthly distributions in arrears. In the event CL&P exercises its right to extend the interest payment periods on the Series A Subordinated Debentures, CL&P may not declare or pay dividends on, or redeem, purchase or acquire, any shares of its capital stock during such extension period. CL&P Capital and CL&P currently believe that the extension of an interest payment period is unlikely. See "Description of

Preferred Securities--Voting Rights" and "Description of the Subordinated Debentures--Option to Extend Interest Payment Period" in the accompanying Prospectus.

  Should an extended interest payment period occur, CL&P Capital will continue to accrue income for United States federal income tax purposes, which will be allocated, but not distributed, to holders of the Series A Preferred Securities. As a result, a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from CL&P Capital if the holder disposes of the Series A Preferred Securities prior to the record date for payment of Dividends. See "United States Taxation--Potential Extension of Interest Payment Period."

                                  CL&P CAPITAL

  CL&P Capital is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") on November 16, 1994. All of its general partner interests are owned by CL&P, which, as General Partner, shall maintain a capital account balance equal to at least 3% of the total positive capital account balances for CL&P Capital. In order to satisfy this requirement, it is expected that the General Partner will make an additional capital contribution to CL&P Capital in connection with the issuance of each series of the Preferred Securities. As a limited partnership, all of the business and affairs of CL&P Capital will be managed by the General Partner. CL&P Capital has been created solely for the purpose of issuing the Preferred Securities and lending the proceeds thereof, plus the General Partner's capital contributions, to CL&P. Such loans will be evidenced by the Junior Subordinated Deferrable Interest Debentures (the "Subordinated
Debentures") issued by CL&P under an Indenture dated as of      , 199  (the
"Indenture") between CL&P and Bankers Trust Company, as trustee (the "Trustee"), including the Series A Subordinated Debentures to be issued concurrently with the issuance of the Series A Preferred Securities. The Subordinated Debentures will be the only assets of CL&P Capital and the only revenues of CL&P Capital will be the interest on the Subordinated Debentures.

  Assuming a holder of Preferred Securities acts in conformity with the Amended and Restated Limited Partnership Agreement of CL&P Capital (the "Limited Partnership Agreement"), such holder (other than the General Partner) will not be liable for the debts, obligations and liabilities of CL&P Capital, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of CL&P Capital, subject to the obligation of a limited partner to repay any funds erroneously distributed to it.

  The place of business of CL&P Capital is the principal executive offices of the General Partner at Selden Street, Berlin, Connecticut 06037 and its telephone number is (203) 665-5000.

                                      CL&P

  CL&P is a wholly-owned subsidiary of Northeast Utilities ("NU"). The four wholly-owned operating subsidiaries of NU--CL&P, Public Service Company of New Hampshire, Western Massachusetts Electric Company and Holyoke Water Power Company--furnish electric service in portions of Connecticut and New Hampshire and in western Massachusetts. CL&P is a Connecticut corporation, organized in 1907, and is qualified as a foreign corporation in Massachusetts and New Hampshire. CL&P is the largest electric utility in Connecticut and is engaged principally in the production, purchase, transmission, distribution and sale of electricity at retail for residential, commercial, industrial and municipal purposes within Connecticut.

  The principal executive offices of CL&P are located at Selden Street, Berlin, Connecticut 06037 (telephone 203-665-5000).

                                USE OF PROCEEDS

  The proceeds to be received by CL&P Capital from the sale of the Series A Preferred Securities offered hereby will be loaned to CL&P and will be applied by CL&P to the redemption, reacquisition or payment at maturity of all or a portion of CL&P's 1989 Series, 9% Preferred Stock, par value $25 per share, of which 3,000,000 shares are issued and outstanding as of the date hereof, and 1989 Dutch Auction Rate Transferable Securities, par value $25 per share, of which 2,000,000 shares are issued and outstanding as of the date hereof.

              CERTAIN TERMS OF THE SERIES A PREFERRED SECURITIES

GENERAL

  All of the general partner interests in CL&P Capital are owned by CL&P. The Limited Partnership Agreement authorizes the General Partner to cause CL&P Capital to issue one or more series of Preferred Securities. The Series A Preferred Securities are the first series so issued. All series of the Preferred Securities will rank equally, and will have a preference over the general partner interests in CL&P Capital, with respect to Dividends and amounts payable on redemption or liquidation. The Limited Partnership Agreement does not permit the incurrence of any indebtedness by CL&P Capital. The summary of certain material terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, and the Partnership Act. The following information should be read in conjunction with the statements under "Description of the Preferred Securities" in the accompanying Prospectus.

DIVIDENDS

  The Series A Preferred Securities will be entitled to Dividends out of funds on hand legally available therefor held by CL&P Capital at the annual rate of
  % of the stated liquidation preference of $25 per Series A Preferred Security, payable monthly in arrears on the last day of each calendar month. The General Partner may cause CL&P Capital to make distributions on the general partner interests of CL&P Capital only after payment in full of all Dividends accrued on the Series A Preferred Securities and any other outstanding Preferred Securities of CL&P Capital. The first Dividend payment
date for the Series A Preferred Securities will be      , 199 , and such
Dividends will be cumulative from the date of original issue. The amount of Dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full monthly distribution period, Dividends will be computed on the basis of the actual number of days elapsed on such period.

  The Series A Preferred Securities will rank pari passu with all other series of Preferred Securities which may be issued by CL&P Capital and senior to all general partner interests. No other series of Preferred Securities have been issued by CL&P Capital as of the date hereof.

  Under the Indenture, CL&P has the right from time to time, so long as no Event of Default has occurred and is continuing, to extend the interest payment period for the Series A Subordinated Debentures for up to 60 consecutive months (an "Extension Period"); provided that no Extension Period shall extend beyond the stated maturity, or acceleration thereof, or any date of redemption, of the Series A Subordinated Debentures. If such right is exercised, Dividends on the Series A Preferred Securities would be deferred (but would continue to accumulate in arrears with additional Dividends accumulating thereon after the monthly payment date therefor) by CL&P Capital during any Extension Period. In the event that CL&P exercises its right to extend the interest payment period on the Series A Subordinated Debentures, CL&P may not declare or pay dividends on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock during the Extension Period. CL&P Capital and CL&P currently believe that the extension of an interest payment period is unlikely. Prior to the termination of any Extension Period, CL&P may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due on the Series A Subordinated Debentures, CL&P may elect to extend the interest payment period again, subject to the above requirements. See "Description of the Subordinated Debentures--Option to Extend Interest Payment Period" in the accompanying Prospectus and "United States Taxation--Potential Extension of Interest Payment Period" herein. Payments received by CL&P Capital with respect to the Series A Subordinated Debentures and other series of CL&P's Subordinated Debentures will not be segregated by CL&P Capital for the benefit of the holders of the Series A Preferred Securities or holders of any other particular series of Preferred Securities.

  It is anticipated that CL&P Capital's earnings available for distribution to the holders of the Series A Preferred Securities will be limited to payments under the Series A Subordinated Debentures in which CL&P Capital will invest the proceeds from the issuance and sale of the Series A Preferred Securities. See "Certain Terms of the Series A Subordinated Debentures" in the accompanying Prospectus. If CL&P does not make interest payments on the Series A Subordinated Debentures, it is expected that CL&P Capital will not pay Dividends on the Series A Preferred Securities. Under the Limited Partnership Agreement, if and to the extent CL&P does make interest payments on the Series A Subordinated Debentures, CL&P Capital is obligated, to the extent funds are legally available therefor, to pay Dividends on the Series A Preferred Securities. The payment of Dividends is guaranteed by CL&P as, and to the extent, set forth under "Description of the Guaranty" in the accompanying Prospectus.

  Dividends on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of CL&P Capital on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one Business Day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance--The Depositary Trust Company" in the accompanying Prospectus. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to change such record dates. In the event that any date on which Dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the Dividends payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York, the State of Connecticut or the State of Delaware are authorized or required by law to close.

OPTIONAL REDEMPTION

  The Series A Preferred Securities are subject to redemption, at the option of
the General Partner, in whole or in part, from time to time, on or after      ,
2000, upon not less than 30 nor more than 60 days' notice, at $25 per Series A Preferred Security, plus accumulated and unpaid Dividends, if any, to the date fixed for redemption (the "Redemption Price"). Any such notice may state that it is subject to the receipt by CL&P Capital of redemption monies on or before such date fixed for redemption, which notice shall be of no effect unless such monies are so received prior to such date. See "Description of the Preferred Securities--Redemption Provisions" in the accompanying Prospectus. The Series A Preferred Securities will also be subject to redemption at the Redemption Price in certain circumstances described under "--Investment Company Act Event Redemption or Distribution" and "--Tax Event Redemption or Distribution."

MANDATORY REDEMPTION

  If at any time CL&P redeems the Series A Subordinated Debentures or pays the Series A Subordinated Debentures at maturity as described under "Description of the Subordinated Debentures" in the accompanying Prospectus, the Series A Preferred Securities will be subject to mandatory redemption at the Redemption Price.

  The Series A Preferred Securities will not be entitled to any sinking fund.

INVESTMENT COMPANY ACT EVENT REDEMPTION OR DISTRIBUTION

  If an Investment Company Act Event (as defined below) shall occur and be continuing, the General Partner will be required to (i) cause CL&P Capital to redeem in whole the Series A Preferred Securities at the Redemption Price within 90 days following the occurrence of such Investment Company Act Event, or (ii) dissolve CL&P Capital and cause CL&P Capital to distribute the Series A Debentures to holders of Series A Preferred Securities in liquidation of CL&P Capital within 90 days following the occurrence of such Investment Company Act Event; provided, however, that in the case of clause (ii) above CL&P Capital shall have received an opinion of counsel (which may be regular tax counsel to CL&P Capital or an affiliate, but not an employee thereof) to the effect that the holders of Series A Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such distribution. See "United States Taxation--Receipt of Series A Subordinated Debentures Upon Liquidation of CL&P Capital."

  "Investment Company Act Event" means the occurrence of a change in law or regulation or a change in official interpretation of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that CL&P Capital is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of issuance of the Series A Preferred Securities; provided, that no Investment Company Act Event shall be deemed to have occurred if CL&P Capital has, within 45 days after such Change in 1940 Act Law, received an opinion of counsel (which may be regular counsel to CL&P Capital or an affiliate but not an employee thereof) experienced in such matters, to the effect that CL&P Capital and/or CL&P has taken reasonable measures, in its discretion, to avoid such Change in 1940 Act Law so that, notwithstanding such Change in 1940 Act Law, CL&P Capital is not required to be registered as an "investment company" within the meaning of the 1940 Act.

TAX EVENT REDEMPTION OR DISTRIBUTION

  If a Tax Event (as defined below) shall occur and be continuing, the General Partner may (i) cause CL&P Capital to redeem the Series A Preferred Securities at the Redemption Price, within 90 days following the occurrence of such Tax Event, or (ii) dissolve CL&P Capital and cause CL&P Capital to distribute the Series A Debentures to holders of Series A Preferred Securities in liquidation of their interests in CL&P Capital within 90 days following the occurrence of such Tax Event; provided, however, that in the case of clause (ii) above CL&P Capital shall have received an opinion of counsel (which may be regular tax counsel to CL&P Capital or an affiliate, but not an employee thereof) to the effect that the holders of Series A Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such distribution. See "United States Taxation--Receipt of Series A Subordinated Debentures Upon Liquidation of CL&P Capital." If the General Partner does not elect to cause a redemption as permitted by clause (i) above or a distribution as permitted by clause (ii) above, then the Series A Preferred Securities will remain outstanding and Additional Interest (as defined in the accompanying Prospectus) will be payable on the Series A Subordinated Debentures. See "Description of the Subordinated Debentures--Additional Interest" in the accompanying Prospectus.

  "Tax Event" means that CL&P Capital shall have received an opinion of counsel (which may be regular tax counsel to CL&P Capital or an affiliate but not an employee thereof) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Preferred Securities, there is more than an insubstantial risk that
(i) CL&P Capital is subject to United States federal income tax with respect to interest received on the Series A Subordinated Debentures, (ii) interest payable by CL&P on the Series A Subordinated Debentures will not be deductible for United States federal income tax purposes or the Partnership will otherwise not be taxed as a partnership or (iii) CL&P Capital is subject to more than a de minimis amount of other taxes, duties or other governmental charges.

LIQUIDATION DISTRIBUTION

  In the event of any voluntary or involuntary dissolution and winding up of CL&P Capital, other than in connection with the distribution of the Subordinated Debentures of any series upon the occurrence of an Investment Company Act Event or a Tax Event (see "--Investment Company Act Redemption or Distribution" and "--Tax Event Redemption or Distribution"), the holders of the Preferred Securities at the time outstanding will be entitled to receive out of the assets of CL&P Capital after satisfaction of liabilities to creditors as required by Delaware law and before any distribution of assets is made to holders of its general partner interests, the aggregate of the stated liquidation preference, which shall be $25 per Preferred Security plus all accumulated and unpaid Dividends to the date of payment (the "Liquidation Distribution"). If, upon such dissolution and winding up, CL&P Capital has insufficient assets available to pay the Liquidation Distribution in full, then the amounts payable on each series of Preferred Securities shall be paid on a pro rata basis, in proportion to the full Liquidation Distribution to which each series of Preferred Securities would be entitled.

             CERTAIN TERMS OF THE SERIES A SUBORDINATED DEBENTURES

  The following information should be read in conjunction with the statements under "Description of the Subordinated Debentures" in the accompanying Prospectus.

  In exchange for, and to evidence the loan of, the proceeds of the sale of the Series A Preferred Securities, plus the General Partner's related capital contribution, CL&P will issue the Series A Subordinated Debentures to CL&P Capital in the principal amount of $ and with interest payment and redemption provisions which correspond to the Dividend and redemption provisions of the Series A Preferred Securities. The Series A Subordinated Debentures will mature
on      , 20  .

  The Series A Subordinated Debentures will rank junior and be subordinate in right of payment to all Senior Indebtedness of CL&P. See "Description of the Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The Series A Debentures are subject to redemption prior to maturity at the option of CL&P at the price of 100% of the principal amount thereof plus accrued interest to the redemption date in whole or in part (i) from time to
time on or after      , 2000, (ii) from time to time upon or after the
dissolution of CL&P Capital, or (iii) from time to time if CL&P shall be required to pay Additional Interest thereon. See "Description of the Subordinated Debentures--Additional Interest" in the accompanying Prospectus.

  The Series A Debentures are subject to mandatory redemption prior to maturity at the price of 100% of the principal amount thereof plus accrued interest to the redemption date in whole or in part upon a redemption of the Series A Preferred Securities, but if in part, in an aggregate principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities redeemed.

                             UNITED STATES TAXATION

INTRODUCTION

  Set forth following this Introduction is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Day, Berry & Howard, counsel to CL&P and CL&P Capital, insofar as it relates to matters of law and legal conclusions. The summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

  No attempt has been made in the following summary to comment on all United States federal income tax matters affecting purchasers of Series A Preferred Securities. Moreover, the summary focuses on holders of Series A Preferred Securities who are individual citizens or residents of the United States that hold Series A Preferred Securities as a capital asset and has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Preferred Securities should consult, and should depend on, his or her own tax adviser in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Preferred Securities.

  In April 1994, the IRS issued certain notices generally addressing the characteristics which distinguish debt from equity for various purposes under United States federal income tax laws. In these notices, the IRS indicated that transactions involving securities that, like the Series A Preferred Securities, have both debt and equity characteristics would be reviewed with scrutiny to determine how they would be treated for tax purposes. In particular, the IRS announced that it will carefully scrutinize any transaction designed to produce interest deductions with respect to a related stock issuance. CL&P believes that interest on the Series A Subordinated Debentures will be deductible by CL&P under the tests referred to in these notices. If, however, there is a change in applicable tax laws or regulations, or the IRS should subsequently issue a further official administrative pronouncement, or should there be a judicial decision, pursuant to which there is more than an insubstantial risk that interest on the Series A Subordinated Debentures would not be deductible (or any other Tax Event shall occur and be continuing), the Series A Preferred Securities would be subject to redemption at the option of CL&P Capital, as described under "Certain Terms of the Series A Preferred Securities--Tax Event Redemption or Distribution."

INCOME FROM SERIES A PREFERRED SECURITIES

  In the opinion of Day, Berry & Howard, CL&P Capital will be treated as a partnership for United States federal income tax purposes. Accordingly, each holder of Series A Preferred Securities will be required to include in gross income such holder's distributive share of the net income of CL&P Capital. Such income will not exceed distributions received on such Series A Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period." No portion of such income will be eligible for the dividends received deduction.

DISPOSITION OF SERIES A PREFERRED SECURITIES

  Gain or loss will be recognized on a sale, exchange or other disposition, including a redemption for cash, of Series A Preferred Securities in an amount equal to the difference between the amount realized and the holder's tax basis in such Series A Preferred Securities. Gain or loss recognized by a holder of the Series A Preferred Security on the sale or exchange of a Series A Preferred Security held for more than one year will generally be taxable as long-term capital gain or loss.

RECEIPT OF SERIES A SUBORDINATED DEBENTURES UPON LIQUIDATION OF CL&P CAPITAL

  Under certain circumstances, as described under the captions "Description of the Series A Preferred Securities--Investment Company Act Event Redemption or Distribution" and "--Tax Event Redemption or Distribution," Series A Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of CL&P Capital. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each holder of Series A Preferred Securities and would result in the holder of Series A Preferred Securities receiving an aggregate tax basis in the Series A Subordinated Debentures equal to such holder's aggregate tax basis in its Series A Preferred Securities. A holder's holding period in the Series A Subordinated Debentures so received in liquidation of CL&P Capital would include the period for which the Series A Preferred Securities were held by such holder. As a condition to the dissolution of CL&P Capital and such a distribution, CL&P Capital will be required to obtain an opinion of counsel (which may be regular tax counsel to CL&P Capital or an affiliate, but not an employee thereof) to the effect that the holders of the Series A Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Series A Subordinated Debentures.

CL&P CAPITAL INFORMATION RETURNS AND AUDIT PROCEDURES

  The General Partner will furnish each holder of a Series A Preferred Security with a Schedule K-1 each year setting forth such holder's allocable share of income for the prior calendar year. The General Partner is required to furnish such schedules as soon as practicable following the end of the year, but in any event prior to March 31.

  Any person who holds Series A Preferred Securities as a nominee for another person is required to furnish to CL&P Capital (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owners is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or
(iii) a tax-exempt entity; (c) the amount and description of Series A Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons, and certain information on Series A Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to CL&P Capital. The nominee is required to supply the beneficial owners of the Series A Preferred Securities with the information furnished to CL&P Capital.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

  Under the terms of the Indenture, CL&P will be permitted to extend the interest payment period for the Series A Subordinated Debentures for up to 60 consecutive months (an "Extension Period"). Because the interest payment period is extendable by CL&P, the interest on the Series A Subordinated Debentures will be treated as "original issue discount" pursuant to Code sections 1271 et seq. and the Treasury Regulations promulgated thereunder. CL&P Capital will therefore be required, during any Extension Period, to include in gross income the interest on the Series A Subordinated Debentures as it accrues in accordance with a constant yield method (notwithstanding that no cash payments will be made during an Extension Period). Likewise, regardless of its regular method of accounting for tax purposes, each holder of Series A Subordinated Debentures (after a dissolution of CL&P Capital) will be required, during any Extension Period, to include in income the interest on the Series A Subordinated Debentures as it accrues in accordance with such method.

  Accrued income of CL&P Capital will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of Series A Preferred Securities during an Extension Period will be required to include interest in gross income in advance of the receipt of cash, and any such persons who dispose of Series A Preferred Securities prior to the record date for the payment of Dividends following such Extension Period will include interest in gross income but will not receive any cash related thereto. A holder's tax basis in a Series A Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased when and if such cash is subsequently received from CL&P Capital. The subsequent receipt of such cash will not be included in gross income.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any holder or beneficial owner who or which is (i) a nonresident alien individual, (ii) a foreign corporation or partnership or (iii) an estate or trust that has a foreign fiduciary, in each case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

  Under present United States federal income tax law, subject to the discussion below with respect to backup withholding:

    (i) payments in respect of a Series A Preferred Security by CL&P Capital or any of its paying agents to a United States Alien Holder will not be subject to United States federal withholding tax provided that (a) the beneficial owner of the Series A Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of CL&P entitled to vote, (b) the beneficial owner of the Series A Preferred Security is not a controlled foreign corporation that is related to CL&P through stock ownership, and (c) the beneficial owner provides the correct certification of United States Alien Holder status, which may generally be satisfied by providing an IRS Form W-8 certifying that the beneficial owner is a United States Alien Holder and providing the name and address of the beneficial owner; and

    (ii) a United States Alien Holder of a Series A Preferred Security will generally not be subject to United States federal income or withholding tax on any gain realized on the sale or exchange of a Series A Preferred Security. Under certain conditions, a United States Alien Holder may be subject to United States federal income tax on gain or income received with respect to the sale or exchange of a Series A Preferred Security. Such income taxation may occur, for example, if the United States Alien Holder
  (a) is engaged in a trade or business in the United States and gain or income is effectively connected with the conduct of that trade or business or (b) is an individual present in the United States for 183 days or more during the taxable year, and certain conditions are met. Such taxation is beyond the scope of this summary and should be discussed with a tax adviser. If income is effectively connected with the conduct of a trade or business in the United States by a United States Alien Holder, withholding of United States federal income tax may be required unless the United States Alien Holder files with CL&P Capital or its paying agent an IRS form to the effect that the income is so effectively connected.

  If the Series A Subordinated Debentures were not treated as debt, or if CL&P Capital were not treated as a partnership, for United States federal income tax purposes, United States Alien Holders could experience tax consequences different from those described above, including consequences related to withholding on Dividends and United States estate tax consequences.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  In general, information reporting requirements will apply to payments to non-corporate United States holders of the proceeds of the sale of Series A Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the seller fails to provide a correct taxpayer identification number.

  In general, information reporting requirements will also apply to payments of principal and interest on a Series A Subordinated Debenture distributed to a holder of Series A Preferred Securities, and the proceeds of the sale of a Series A Subordinated Debenture prior to maturity within the United States, with respect to non-corporate United States holders, and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its United States federal income tax returns.

  Information reporting and backup withholding will not apply to payments of principal and interest made by CL&P or a paying agent to a United States Alien Holder on a Series A Subordinated Debenture distributed to a holder of Series A Preferred Securities if the certification described in clause (i)(c) under "United States

Alien Holders" above is received, provided that the payor does not have actual knowledge that the holder is a United States holder.

  Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities or Series A Subordinated Debentures distributed to such holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Preferred Securities or Series A Subordinated Debentures distributed to a holder of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                  UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement among CL&P Capital, CL&P and the underwriters named below (the "Underwriters"), for whom Goldman, Sachs & Co., Salomon Brothers Inc, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated and Smith Barney Inc. are acting as Representatives, CL&P Capital has agreed to sell to each of the Underwriters and each of the Underwriters has severally agreed to purchase from CL&P Capital the respective number of Series A Preferred Securities set forth opposite its name below:

                                                             NUMBER OF SERIES A
         UNDERWRITER                                        PREFERRED SECURITIES
         -----------                                        --------------------
   Goldman, Sachs & Co. ...................................
   Salomon Brothers Inc....................................
   Merrill Lynch & Co......................................
   Morgan Stanley & Co. Incorporated.......................
   Prudential Securities Incorporated......................
   Smith Barney Inc........................................
                                                                    ---
     Total.................................................
                                                                    ===

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series A Preferred Securities offered hereby, if any are taken.

  The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession of $   per Series A Preferred Security.
The Underwriters may allow, and such dealers may reallow, a concession not in
excess of $   per Series A Preferred Security to certain brokers and dealers.
After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

  In view of the fact that the proceeds from the sale of the Series A Preferred Securities will be loaned to CL&P, under the Underwriting Agreement, CL&P has
agreed to pay to the Underwriters $   per Series A Preferred Security ($   per
Series A Preferred Security sold to certain institutions) for the accounts of the several Underwriters.

  Prior to this offering, there has been no public market for the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters have undertaken to sell the Series A Preferred Securities to a minimum of 400 beneficial holders. If the Series A Subordinated Debentures are distributed to the holders of the Series A Preferred Securities as described above under "Certain Terms of the Series A Preferred Securities--Investment

Company Act Event Redemption or Distribution" and "--Tax Event Redemption or Distribution," CL&P will use its best efforts to have the Series A Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed.

  The Underwriters do not intend to confirm sales to any discretionary account unless the customer's prior written consent is obtained.

  CL&P and CL&P Capital have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  CL&P and CL&P Capital have agreed, during the period beginning on the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date, after the closing date, on which the distribution of the Series A Preferred Securities ceases, as determined by Goldman, Sachs & Co., or (ii) 90 days after the closing date, not to offer, sell, contract to sell, or otherwise dispose of any Series A Preferred Securities, any limited partner interests of CL&P Capital, or any preferred stock or any other securities of CL&P Capital or CL&P which are substantially similar to the Series A Preferred Securities, including the related Guaranty, or any securities convertible into or exchangeable for Series A Preferred Securities, limited partner interests, preferred stock or other substantially similar securities of either CL&P Capital or CL&P, without the prior written consent of Goldman, Sachs & Co.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED NOVEMBER  , 1994

PROSPECTUS                        CL&P CAPITAL


             CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES (MIPS*)
  GUARANTEED TO THE EXTENT THE ISSUER HAS FUNDS LEGALLY AVAILABLE THEREFOR, AS
                              SET FORTH HEREIN, BY

                    THE CONNECTICUT LIGHT AND POWER COMPANY

                                  -----------

  CL&P Capital, L.P. ("CL&P Capital"), a Delaware special purpose limited partnership of which The Connecticut Light and Power Company ("CL&P" or the "General Partner") is the general partner, may offer from time to time, in one or more series, its monthly income preferred securities representing limited partner interests ("Preferred Securities"). The payment of periodic cash distributions ("Dividends") with respect to the Preferred Securities of each series and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds on hand legally available therefor held by CL&P Capital, are guaranteed by CL&P pursuant to a Payment and Guaranty Agreement (the "Guaranty") to the extent described below. See "Description of the Guaranty." The obligations of CL&P under the Guaranty will be subordinate and junior in right of payment to all general liabilities of CL&P. Concurrently with the issuance of each series of Preferred Securities, CL&P Capital will lend the proceeds from the sale thereof, and the General Partner's related capital contribution, to CL&P and to evidence such loan CL&P will issue and deliver to CL&P Capital a series of CL&P's Junior Subordinated Deferrable Interest Debentures (the "Subordinated Debentures") with terms corresponding to that series of Preferred Securities. The Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of CL&P. The Subordinated Debentures will be the sole asset of CL&P Capital and the interest on the Subordinated Debentures will be the only revenue of CL&P Capital.

  The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering, provided, however, that the aggregate initial public offering price of all Preferred Securities issued under the Registration Statement of which this Prospectus forms a part shall not exceed $125,000,000. Certain specific terms of the particular series of Preferred Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), including where applicable and to the extent not set forth herein, the specific title, the aggregate amount, the Dividend rate (or the method for determining the rate), the stated liquidation preference, redemption provisions, other rights, the initial public offering price, and any other special terms, as well as any planned listing of the Preferred Securities on a securities exchange.

  The Preferred Securities may be sold for public offering to or through underwriters or dealers designated from time to time. See "Plan of Distribution." The names of any such underwriters or dealers involved in the sale of the Preferred Securities of the particular series in respect of which this Prospectus is being delivered, the number of Preferred Securities to be purchased by any such underwriters or dealers and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to CL&P Capital will also be set forth in the Prospectus Supplement.
  The Prospectus Supplement will contain information concerning United States federal income tax considerations and the Preferred Securities offered.


- --------
  *An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------
                  The date of this Prospectus is      , 1994.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ---------------

                             AVAILABLE INFORMATION

  CL&P is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, New York, New York 10007. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  CL&P's Annual Report on Form 10-K for the year ended December 31, 1993, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 (File No. 0-404) have been filed with the SEC pursuant to the 1934 Act and are hereby incorporated in this Prospectus by reference.

  All documents filed by CL&P pursuant to Sections 13(a) and (c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any such amendment or supplement.

  CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS SUMMARIZES, IS BASED UPON, OR REFERS TO, INFORMATION AND FINANCIAL STATEMENTS CONTAINED IN ONE OR MORE INCORPORATED DOCUMENTS; ACCORDINGLY, SUCH INFORMATION CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH DOCUMENTS AND SHOULD BE READ IN CONJUNCTION THEREWITH.

  CL&P WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, INCLUDING ANY BENEFICIAL OWNER, ON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. WRITTEN REQUESTS SHOULD BE DIRECTED TO THE CONNECTICUT LIGHT AND POWER COMPANY, P.O. BOX 270, HARTFORD, CONNECTICUT 06141-0270, ATTENTION: INVESTOR RELATIONS. TELEPHONE REQUESTS SHOULD BE MADE TO (203) 665-5000, ATTENTION: INVESTOR RELATIONS.

                               ---------------

  IN CONNECTION WITH ANY FIRM COMMITMENT OFFERING MADE PURSUANT TO THIS PROSPECTUS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                 CL&P CAPITAL

  CL&P Capital is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") on November , 1994. All of its general partner interests are owned by CL&P, which, as the General Partner, shall maintain a capital account balance equal to at least 3% of the total positive capital account balances for CL&P Capital. In order to satisfy this requirement, it is expected that the General Partner will make an additional capital contribution to CL&P Capital in connection with the issuance of each series of the Preferred Securities. As a limited partnership, all of the business and affairs of CL&P Capital will be managed by the General Partner. CL&P Capital has been created solely for the purpose of issuing the Preferred Securities and lending the proceeds thereof, plus the General Partner's capital contributions, to CL&P. Such loans will be evidenced by the
Subordinated Debentures issued by CL&P under an Indenture dated as of      ,
199 (the "Indenture") between CL&P and Bankers Trust Company, as trustee (the "Trustee"). The Subordinated Debentures will be the only assets of CL&P Capital and the only revenues of CL&P Capital will be the interest on the Subordinated Debentures. The General Partner will pay all of CL&P Capital's operating expenses and will have general liability for all of CL&P Capital's obligations.

  Assuming a holder of Preferred Securities acts in conformity with the Amended and Restated Limited Partnership Agreement of CL&P Capital (the "Limited Partnership Agreement"), such holder (other than the General Partner) will not be liable for the debts, obligations and liabilities of CL&P Capital, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of CL&P Capital, subject to the obligation of a limited partner to repay any funds wrongfully distributed to it.

  The place of business of CL&P Capital is the principal executive offices of the General Partner at Selden Street, Berlin, Connecticut 06037 and its telephone number is (203) 665-5000.

                                     CL&P

  CL&P is a wholly-owned subsidiary of Northeast Utilities ("NU"). The four wholly-owned operating subsidiaries of NU--CL&P, Public Service Company of New Hampshire, Western Massachusetts Electric Company and Holyoke Water Power Company--furnish electric service in portions of Connecticut and New Hampshire and in western Massachusetts. CL&P is a Connecticut corporation, organized in 1907, and is qualified as a foreign corporation in Massachusetts and New Hampshire. CL&P is the largest electric utility in Connecticut and is engaged principally in the production, purchase, transmission, distribution and sale of electricity at retail for residential, commercial, industrial and municipal purposes within Connecticut.

  The principal executive offices of CL&P are located at Selden Street, Berlin, Connecticut 06037 (telephone 203-665-5000).

                                COVERAGE RATIOS

RATIO OF EARNINGS TO FIXED CHARGES

  Below are set forth CL&P's ratio of earnings to fixed charges for each of the years in the period 1989 through 1993 and for the twelve months ended September 30, 1994. The ratios have been restated to reflect only the revenues and income from CL&P's continuing electric business. CL&P divested its gas business on June 30, 1989.

          TWELVE-MONTH
          PERIOD ENDED                                                    RATIO
          ------------                                                    -----
        December 31, 1989................................................ 2.32
        December 31, 1990................................................ 2.53
        December 31, 1991................................................ 3.02
        December 31, 1992................................................ 2.96
        December 31, 1993................................................ 2.71
        September 30, 1994 (unaudited)................................... 3.63

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

  Below are set forth CL&P's ratios of earnings to fixed charges and preferred dividends for each of the years in the period 1989 through 1993 and for the twelve months ended September 30, 1994. The ratios have been restated to reflect only the revenues and income from CL&P's continuing electric business. CL&P divested its gas business on June 30, 1989.

          TWELVE-MONTH
          PERIOD ENDED                                                    RATIO
          ------------                                                    -----
        December 31, 1989................................................ 1.95
        December 31, 1990................................................ 2.03
        December 31, 1991................................................ 2.34
        December 31, 1992................................................ 2.27
        December 31, 1993................................................ 2.01
        September 30, 1994 (unaudited)................................... 2.74

                                USE OF PROCEEDS

  The proceeds to be received by CL&P Capital from the sale of the Preferred Securities offered hereby will be loaned to CL&P and will be applied by CL&P to the redemption, reacquisition or payment at maturity of outstanding securities as may more specifically be set forth in the applicable Prospectus Supplement.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The following is a summary of certain terms and provisions of the Preferred Securities and the Limited Partnership Agreement. The summary is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement and the Partnership Act. The Limited Partnership Agreement is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

  Under the Limited Partnership Agreement, CL&P Capital is authorized to issue limited partner interests, including the Preferred Securities offered hereby, and general partner interests. All of the general partner interests of CL&P Capital are owned by CL&P. All of the Preferred Securities will be of equal rank in participation in the right to receive Dividends and the right to receive payments out of the assets of CL&P Capital upon voluntary or involuntary dissolution and winding up of CL&P Capital. Subject to the foregoing, the Limited Partnership Agreement authorizes the General Partner to establish series of Preferred Securities having such designations, rights, privileges, restrictions and other terms and provisions as CL&P, as general partner, may determine. Dividends on all series of Preferred Securities must be paid, or set aside for payment, in full before any distribution is paid, or set aside for payment, on the general partner interests. Under the Limited Partnership Agreement, CL&P Capital is not permitted to issue any limited partner interests ranking senior to the Preferred Securities with respect to the right to receive distributions or the right to receive payments out of the assets of CL&P Capital upon voluntary or involuntary dissolution and winding up of CL&P Capital.

  Reference is made to the Prospectus Supplement relating to the Preferred Securities of a particular series for specific terms, including (i) the distinctive designation of such series which shall distinguish it from other series; (ii) the number of Preferred Securities included in such series; (iii) the Dividend rate or rates per annum for (or method of determining such rate or rates) for Preferred Securities of such series and the date or dates upon which such Dividends shall be payable (subject to the requirement that Dividends on any series of Preferred Securities shall be payable on a monthly basis to holders of such series of Preferred Securities as of a record date in each calendar month during which the Preferred Securities of such series are outstanding); (iv) the amount or amounts which shall be paid out of the assets of CL&P Capital to the holders of Preferred Securities of such series upon voluntary or involuntary dissolution or winding up of CL&P Capital; (v) the price or prices at which, the period or periods within which and the terms and conditions upon which the Preferred Securities of such series may be redeemed or purchased, in whole or in part, at the option of CL&P Capital; (vi) the obligation, if any, of CL&P Capital to purchase or redeem Preferred Securities of such series pursuant to any sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities of such series shall be redeemed, in whole or in part, pursuant to such obligation; (vii) the period or periods within which and the terms and conditions, if any (including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments thereof), upon which the Preferred Securities of such series shall be convertible or exchangeable at the option of the holder thereof, or CL&P Capital, into any other interests or securities or other property or cash or into any other series of Preferred Securities; (viii) the voting rights, if any, of Preferred Securities of such series in addition to those required by law, and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities of one or more series, or of both, as a condition to specified action of the General Partner or amendments to the Limited Partnership Agreement; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of Preferred Securities of the series not inconsistent with the Limited Partnership Agreement or with applicable law. All Preferred Securities offered hereby will be guaranteed by CL&P to the extent set forth below under "Description of the Guaranty." Any United States federal income tax considerations applicable to the offering of any series of Preferred Securities will be described in the Prospectus Supplement relating thereto.

DIVIDENDS

  Dividends on each series of Preferred Securities will be cumulative, will accrue from the date of issuance and will be payable on a monthly basis to the holders of the Preferred Securities as of a record date in each calendar month during which the Preferred Securities are outstanding, as set forth in the applicable Prospectus Supplement, except as otherwise described below. The Dividends payable on a series of Preferred Securities offered hereby will be specified in a Prospectus Supplement related thereto. The amount of Dividends payable for any period will be calculated on the basis of a 360-day year consisting of twelve months of 30 days each, and for any period shorter than a full monthly distribution period, Dividends will be computed on the basis of the actual number of days elapsed in such period.

  Under the Indenture, CL&P has the right from time to time, so long as no Event of Default has occurred and is continuing, to extend the interest payment period for one or more series of the Subordinated Debentures for up to 60 consecutive months (an "Extension Period"); provided that no Extension Period shall extend beyond the stated maturity, or acceleration thereof, or any date of redemption, of any series of Subordinated Debentures. If such right is exercised, Dividends on the Preferred Securities would be deferred (but would continue to accumulate in arrears with additional Dividends accumulating thereon after the monthly payment date therefor) by CL&P Capital during any Extension Period. The term "Dividends" as used herein includes, as applicable, monthly distributions and distributions on monthly distributions in arrears. In the event that CL&P exercises this right, neither CL&P nor any majority-owned subsidiary of CL&P may declare or pay dividends on or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends by a wholly-owned subsidiary) during any Extension Period. Prior to the termination of any Extension Period, CL&P may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, CL&P may elect to extend the interest payment period again, subject to the above requirements. See "Description of the Subordinated Debentures--Option to Extend Interest Payment Period."

  Dividends on the Preferred Securities must be paid by CL&P Capital in any calendar year or portion thereof to the extent CL&P Capital has funds on hand legally available therefor. It is anticipated that CL&P Capital's earnings will be limited to interest payments on the Subordinated Debentures issued by CL&P to CL&P Capital. See "Description of the Subordinated Debentures."

  Dividends on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of CL&P Capital on the relevant record dates set forth in the Prospectus Supplement with respect to any series of the Preferred Securities. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance--The Depository Trust Company" below. In the event that any date on which Dividends are payable on the Preferred Securities is not a Business Day, then payment of the Dividends payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York, the State of Connecticut or the State of Delaware are authorized or required by law to close.

CERTAIN RESTRICTIONS ON CL&P CAPITAL

  If Dividends have not been paid in full on any series of Preferred Securities, CL&P Capital shall not:

    (i) pay, or set aside for payment, any Dividends on any other series of the Preferred Securities, unless the amount of any Dividends paid, or set aside for payment, on any Preferred Securities is paid on all Preferred Securities then outstanding on a pro rata basis in proportion to the full Dividends to which each series of Preferred Securities would be entitled if paid in full;

    (ii) pay, or set aside for payment, any distribution on general partner interests; or

    (iii) redeem, purchase or otherwise acquire any Preferred Securities or general partner interests;

until, in each case, such time as all accumulated and unpaid Dividends on all series of Preferred Securities shall have been paid in full for all prior distribution periods. As of the date of this Prospectus, there are no Preferred Securities outstanding.

REDEMPTION PROVISIONS

  The redemption provisions with respect to each series of the Preferred Securities offered hereby will be set forth in the Prospectus Supplement related thereto.

  CL&P Capital may not redeem any Preferred Securities unless all accumulated and unpaid Dividends have been paid on all Preferred Securities for all monthly distribution periods terminating on or prior to the date of redemption. If a partial redemption would result in a delisting of such series of Preferred Securities from any national securities exchange on which such series of Preferred Securities is then listed, CL&P Capital may only redeem such series of Preferred Securities in whole.

  Notice of any redemption of the Preferred Securities will be given not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof to the record holders thereof. The notice may state that it is subject to the receipt by CL&P Capital of redemption monies on or before such date fixed for redemption, which notice shall be of no effect unless such monies are so received prior to such date. No defect in the notice of redemption or in the mailing or distribution thereof or publication of its contents shall affect the validity of the redemption proceedings. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day falls in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day (in each case with the same force and effect as if made on such day).

  Subject to applicable law, CL&P or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement. In the event that

CL&P surrenders any Preferred Securities to CL&P Capital, CL&P Capital will distribute, to or upon the order of CL&P, Subordinated Debentures of the corresponding series in aggregate principal amount equal to the aggregate liquidation preference of the Preferred Securities so surrendered.

DISSOLUTION

  Pursuant to the Limited Partnership Agreement, CL&P Capital shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events: (i) the expiration of the term of CL&P Capital, which is 99 years, (ii) the withdrawal, removal or bankruptcy of the General Partner or the occurrence of any other event that under applicable law causes CL&P to cease to be the General Partner, except for a transfer to a permitted successor of the General Partner as set forth in the Limited Partnership Agreement, (iii) the entry of a decree of judicial dissolution, (iv) the written consent of the General Partner and all of the holders of the Preferred Securities or (v) if an Investment Company Act Event or a Tax Event has occurred, pursuant to an Action of the General Partner so providing. See "Certain Terms of the Series A Preferred Securities--Investment Company Act Event Redemption or Distribution," "--Tax Event Redemption or Distribution," and "--Liquidation Distribution" in the Prospectus Supplement.

MERGER, CONSOLIDATION, ETC. OF CL&P CAPITAL

  CL&P Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except with the approval of the General Partner and the holders of 66 2/3% in aggregate stated liquidation preference of the outstanding Preferred Securities or as otherwise described below. The General Partner may, without the consent of the holders of the Preferred Securities, cause CL&P Capital to consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a corporation, a limited liability company or a limited partnership, a trust or other entity organized as such under the laws of any state of the United States of America or the District of Columbia, provided that (i) such successor entity either (A) expressly assumes all of the obligations of CL&P Capital under the Preferred Securities or (B) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, as regards participation in the profits and assets of the successor entity, at least as high as the Preferred Securities rank, as regards participation in the profits and assets of CL&P Capital, (ii) CL&P confirms its obligations under the Guaranty with regard to the Successors Securities, if any, (iii) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease does not cause any series of Preferred Securities or Successor Securities to be delisted by any national securities exchange on which such series of Preferred Securities is then listed, (iv) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease does not cause the Preferred Securities or Successor Securities to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act of 1933, (v) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease does not adversely affect the powers, preferences and other special rights of holders of Preferred Securities or Successor Securities in any material respect, (vi) such successor entity has a purpose substantially identical to that of CL&P Capital, and (vii) prior to such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease, CL&P has received an opinion of counsel (which may be regular tax or other counsel to CL&P or an affiliate, but not an employee thereof) to the effect that (A) holders of outstanding Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease, (B) such successor entity will be treated as a partnership for United States federal income tax purposes, (C) following such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease, CL&P and such successor entity will be in compliance with the Investment Company Act of 1940 (the "1940 Act") without registering thereunder as an investment company, and (D) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease will not adversely affect the limited liability of holders of Preferred Securities or Successor Securities.

VOTING RIGHTS

  Except as provided below, above under "Merger, Consolidation, etc. of CL&P Capital" and below under "Description of the Guaranty--Amendments," and as otherwise required by law and the Limited Partnership Agreement, the holders of the Preferred Securities will have no voting rights.

  If (i) CL&P Capital fails to pay Dividends in full on the Preferred Securities for 18 consecutive months, (ii) an Event of Default (as defined in the Indenture) occurs and is continuing, or (iii) CL&P is in default on any of its payment or other obligations under the Guaranty, then the holders of all series of the Preferred Securities, acting as a single class, will be entitled, by a vote of the majority of the aggregate stated liquidation preference of the Preferred Securities then outstanding to appoint a special representative (the "Special Representative") to enforce CL&P Capital's creditors' rights against CL&P under the Subordinated Debentures and the Indenture and the obligations undertaken by CL&P under the Guaranty, including, after failure to pay Dividends for 60 consecutive monthly distribution periods on the Preferred Securities, the declaration and payment of Dividends on the Preferred Securities. Notwithstanding the failure of CL&P Capital to pay Dividends in full as described in clause (i) above, and the election of a Special Representative of the General Partner on account thereof, such Special Representative will not be able to compel CL&P to make interest payments on the Subordinated Debentures of any such series during such period of time as CL&P has exercised its right to defer interest payments on such Subordinated Debentures. Interest on the Subordinated Debentures of any series may be deferred at the option of CL&P for up to 60 consecutive months, as described under "Description of the Subordinated Debentures--Option to Extend Interest Payment Period." The Special Representative shall not be admitted as a partner of CL&P Capital or otherwise be deemed a partner of CL&P Capital and shall have no liability for the debts, obligations or liabilities of CL&P Capital, except to the extent otherwise required by applicable law in order for such Special Representative to enforce the rights of CL&P Capital and the holders of Preferred Securities under the Subordinated Debentures and the Indenture and fulfill its other duties under the Limited Partnership Agreement.

  For purposes of determining whether CL&P Capital has failed to pay Dividends in full for 18 consecutive monthly distribution periods, Dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative Dividends on all Preferred Securities have been or contemporaneously are declared and paid with respect to all monthly distribution periods terminating on or prior to the date of payment of such full cumulative Dividends. Subject to the requirements of applicable law, not later than 30 days after such right to appoint the Special Representative, the General Partner will convene a general meeting for the above purpose. If the General Partner fails to convene such meeting within such 30 day period, the holders of 10% of the aggregate stated liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the general meetings of security holders will apply with respect to any such meeting. Any Special Representative so appointed shall cease to act in such capacity immediately if CL&P Capital (or CL&P pursuant to the Guaranty) shall have paid in full all accumulated and unpaid Distributions on the Preferred Securities or such default or breach, as the case may be, shall have been cured. Notwithstanding the appointment of any such Special Representative, CL&P retains all rights under the Indenture, including the right to extend the interest payment period as provided under "Description of the Subordinated Debentures--Option to Extend Interest Payment Period."

  If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, any action which would materially adversely affect the powers, preferences or special rights of any series of the Preferred Securities then outstanding, whether by way of amendment to the Limited Partnership Agreement or otherwise, then the holders of such series of Preferred Securities will be entitled to vote on such amendment or action of the General Partner (but not on any other amendment or action) and, in the case of an amendment or action which would equally adversely affect the powers, preferences or special rights of any other series of the Preferred Securities, all holders of such series of the Preferred Securities shall vote together as a class on such amendment or action of the General Partner (but not on any other amendment or action), and such amendment or action shall not be effective except with the approval of the holders of not less than 66 2/3% of the aggregate stated liquidation preference of such series of Preferred Securities. Except in certain circumstances described under "Liquidation Distribution" or as required by the Partnership Act, CL&P Capital will be dissolved and wound up only with the consent of the holders of all Preferred Securities then outstanding.

  The powers, preferences or special rights attached to any Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation or issue of, any additional series of Preferred Securities or additional general partner interests. Holders of Preferred Securities have no preemptive rights.

  So long as any series of the Subordinated Debentures are held by CL&P Capital, the General Partner, unless so directed by the Special Representative, shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default which is available under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all of a series of the Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, or to a supplemental indenture under the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in aggregate stated liquidation preference of all series of Preferred Securities affected thereby, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Preferred Securities of any notice of default received from the Trustee with respect to the Subordinated Debentures.

  No vote or consent of the holders of the Preferred Securities will be required for CL&P Capital to redeem and cancel Preferred Securities in accordance with the Limited Partnership Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by CL&P or any entity owned more than 50% by CL&P, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

  The holders of the Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  On original issuance, The Depository Trust Company ("DTC") will act as securities depository for the Preferred Securities offered hereby. The Preferred Securities offered hereby will initially be registered on the books and records of CL&P Capital in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Security certificates will be issued, representing in the aggregate the total number of Preferred Securities of each series, and will be deposited with DTC and no purchaser of a Preferred Security will receive a definitive certificate representing such purchaser's interest in CL&P Capital.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

  Purchases of Preferred Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of a series of Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

  Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to CL&P Capital as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

  Payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customer practices and will be the responsibility of such Participant and not of DTC, CL&P Capital, the General Partner or CL&P, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Dividends to DTC is the responsibility of CL&P Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC. CL&P and CL&P Capital believe such information to be reliable, but neither CL&P nor CL&P Capital takes responsibility for the accuracy thereof.

  DTC may discontinue providing its services as securities depository with respect to any series of the Preferred Securities at any time by giving reasonable notice to CL&P Capital. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the General Partner may decide to select another securities depository for the Preferred Securities or to discontinue use of the system of book-entry transfers through DTC (or a successor depository), including for the purpose of effectuating a partial redemption of a series of Preferred Securities in which only the Preferred Securities of certain holders will be redeemed.

  In the event that the book entry only system is discontinued, the General Partner will appoint a registrar, transfer agent and paying agent for the Preferred Securities and Preferred Security certificates will be printed and delivered. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of CL&P Capital, but upon payment of any tax or other governmental charges which may be imposed in relation to it. CL&P Capital will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

MISCELLANEOUS

  CL&P, in its capacity as general partner, is authorized and directed to use its best efforts to manage the affairs of CL&P Capital in such a way that CL&P Capital would not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of CL&P for United States federal income tax purposes. In this connection, CL&P is authorized to take any action not inconsistent with applicable law, the Certificate of Limited Partnership of CL&P Capital or the Limited Partnership Agreement, and that does not materially adversely affect the interests of holders of Preferred Securities, that CL&P determines in its discretion to be necessary or desirable for such purposes.

  CL&P Capital may not borrow money or issue debt or mortgage or pledge any of its assets.

                  DESCRIPTION OF THE SUBORDINATED DEBENTURES

  The following is a summary of certain terms and provisions of the Subordinated Debentures and the Indenture. The summary is subject to, and is qualified by reference to the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

  Concurrently with the issuance of each series of the Preferred Securities, CL&P Capital will lend the proceeds from the sale thereof, plus the General Partner's related capital contribution, to CL&P. For each series of Preferred Securities, the loan will be evidenced by a separate series of Subordinated Debentures issued by CL&P to CL&P Capital. The Subordinated Debentures will be unsecured subordinated obligations of CL&P issued under the Indenture and, except in the case of the Series A Subordinated Debentures, a supplemental indenture. Each series of Subordinated Debentures will be in the principal amount equal to the aggregate stated liquidation preference of the related series of Preferred Securities plus the General Partner's related capital contribution, and will bear interest at a rate equal to the Dividend rate on such series of Preferred Securities accruing from the date Dividends accrue on the related series of Preferred Securities, payable as to interest on or before the dates on which Dividends are payable on the related series of Preferred Securities to the holder or holders of record on the record dates for such series of Subordinated Debentures. Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the Subordinated Debentures offered thereby: (i) designation; (ii) date or dates of maturity, which may be serial; (iii) interest rate or method of determination of the interest rate and whether Additional Interest will be payable; (iv) interest payment dates and the record dates therefor; (v) issue date; (vi) authorized denominations; (vii) the place or places for the payment of principal (and premium, if any) and for the payment of interest; (viii) limitation upon the aggregate principal amount of Subordinated Debentures of the series which may be issued; (ix) the optional and mandatory redemption provisions, if any; and (x) provisions, if any, for any sinking or analogous fund with respect to the Subordinated Debentures of such series.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  Under the Indenture, CL&P has the right from time to time, so long as no Event of Default has occurred and is continuing, to extend the interest payment period for one or more series of the Subordinated Debentures for up to 60 consecutive months (an "Extension Period"); provided that no Extension Period shall extend beyond the stated maturity, or acceleration thereof, or any date of redemption, of any series of Subordinated Debentures. At the end of the Extension Period, CL&P shall pay all interest, including Additional Interest, if any, then accrued and unpaid (together with interest thereon compounded monthly at the rate specified for the applicable series to the extent permitted by applicable law). During any such Extension Period, neither CL&P nor any majority-owned subsidiary of CL&P shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends paid by wholly-owned subsidiaries). Prior to the termination of an Extension Period, CL&P may shorten or further extend the interest payment period, provided that such Extension Period together with all such further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, CL&P may select a new Extension Period subject to the above requirements. CL&P shall give the Trustee notice of its selection of such extended or shortened interest payment period on or prior to the earliest of (i) one Business Day prior to the date on which the related Dividend by CL&P Capital on the Preferred Securities would otherwise be payable, (ii) one Business Day prior to the date CL&P Capital is required to give notice of the record or payment date of such related Dividend to any national securities exchange on which the Preferred Securities are then listed or other applicable self-regulatory organization, and (iii) two Business Days prior to such record date. CL&P shall give or cause the Trustee to give such notice of its selection of such extended interest payment period to the holders of the Subordinated Debentures.

ADDITIONAL INTEREST

  If CL&P Capital would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, CL&P will pay as interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by CL&P Capital after paying any such taxes, duties, assessments or governmental charges will not be less than the amounts CL&P Capital would have received had no such taxes, duties, assessments or governmental charges been imposed.

SUBORDINATION

  The Indenture provides that all payments by CL&P in respect of the Subordinated Debentures shall be subordinated to the prior payment in full of all amounts payable on present and future Senior Indebtedness. The term "Senior Indebtedness" means (i) the principal of and premium in respect of (A) indebtedness of CL&P for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by CL&P;
(ii) all capital lease obligations of CL&P; (iii) all obligations of CL&P issued or assumed as the deferred purchase price of property, all conditional sale obligations of CL&P and all obligations of CL&P under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) certain obligations of CL&P for the reimbursement of any obligor on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction entered into in the ordinary course of business of CL&P; (v) all obligations of the type referred to in clauses (i) through (iv) of other persons and all dividends of other persons (other than Preferred Securities) for the payment of which, in either case, CL&P is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any lien on any property or asset of CL&P (whether or not such obligation is assumed by CL&P), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures, (2) any indebtedness between or among CL&P and its affiliates and
(3) endorsements of negotiable instruments for collection in the ordinary course of business.

  Upon any payment or distribution of assets or securities of CL&P, upon any dissolution or winding up or total or partial liquidation or reorganization of CL&P, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on, under or in connection with Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the holders of the Subordinated Debentures, or the Trustee on behalf of such holders, shall be entitled to receive from CL&P any payment of principal of or interest on or any other amounts in respect of the Subordinated Debentures.

  No direct or indirect payment by or on behalf of CL&P of principal of or interest on the Subordinated Debentures, whether pursuant to the terms of the Subordinated Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (i) a default in the payment of all or any portion of any Senior Indebtedness or (ii) any other default affecting Senior Indebtedness permitting its acceleration and as a result of which the maturity of Senior Indebtedness has been accelerated and, in either case, requisite notice has been given to the Trustee and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

  If the Trustee, CL&P Capital, as holder of the Subordinated Debentures, or any other holder of the Preferred Securities, shall have received any payment on account of the principal of or interest on the Subordinated Debentures when such payment is prohibited and before all amounts payable on, under, or in connection with Senior Indebtedness are paid in full in cash, or payment provided for in cash or cash equivalents, then such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered first to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full.

  Nothing in the Indenture shall limit the right of the Trustee, the Special Representative or any holder of the Subordinated Debentures to exercise all remedies permitted under applicable laws, subject to the above rights of the holders of Senior Indebtedness.

  Upon the payment in full of all Senior Indebtedness, CL&P Capital (and any Special Representative appointed by such holders) shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of CL&P made on such Senior Indebtedness until all accrued interest on and principal of the Subordinated Debentures shall be paid in full.

  The Indenture does not limit the aggregate amount of Senior Indebtedness which CL&P may issue.

CERTAIN COVENANTS OF CL&P

  CL&P will covenant that neither it nor any majority-owned subsidiary will declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends by a wholly-owned subsidiary) (i) during an Extension Period, (ii) if there shall have occurred any Event of Default or event that, after the giving of notice or the passage of time, or both, would constitute an Event of Default under the Indenture or (iii) if CL&P shall be in default with respect to its payment obligations under the Guaranty. CL&P will also covenant (i) to maintain, directly or indirectly, 100% ownership of the General Partner's interest in CL&P Capital, (ii) to cause the General Partner to maintain a capital account balance equal to at least 3% of the total positive capital account balances for CL&P Capital and, if necessary, to make additional capital contributions to meet this requirement, (iii) to timely perform or cause the General Partner to timely perform all of its duties as general partner of CL&P Capital (including the duty to pay Dividends on the Preferred Securities), and (iv) to use its reasonable efforts to cause CL&P Capital to remain a limited partnership and otherwise continue to be treated as a partnership for United States federal income tax purposes.

  The Special Representative or the holders of 66 2/3% in aggregate principal amount of the Subordinated Debentures at the time outstanding, by notice to the Trustee, CL&P and CL&P Capital, may waive any Event of Default, or any event that, after the giving of notice or the passage of time, or both, would constitute an Event of Default, under the Indenture; however, under the Limited Partnership Agreement, so long as the

Subordinated Debentures are held by CL&P Capital, CL&P, as General Partner, may not waive any default under the Indenture unless so directed by the Special Representative.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  In the case of Subordinated Debentures corresponding to Preferred Securities of any series, the holders of the Preferred Securities of such series will have the rights referred to under "Description of the Preferred Securities-- Voting Rights," including the right under certain circumstances to appoint a Special Representative, which Special Representative shall be authorized to exercise CL&P Capital's and such holders' other rights under such Subordinated Debentures and the Indenture.

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting CL&P and the Trustee, with the written consent of the Special Representative or the holders of not less than 66 2/3% of the aggregate principal amount of the Subordinated Debentures at the time outstanding which are affected by the amendment or waiver, to amend the Indenture or the Subordinated Debentures issued under the Indenture or waive future compliance by CL&P with any provision of the Indenture or such Subordinated Debentures; provided that without the consent of each holder of a Subordinated Debenture affected no such modification may (a) reduce the principal amount of the Subordinated Debentures the holders of which must consent to an amendment of the Indenture or a waiver; (b) change the stated maturity of the principal of, or the interest or rate of interest on, the Subordinated Debentures, change adversely to the holders of the Subordinated Debentures the redemption provisions, or impair the right to institute suit for the enforcement of any such payment or make any Subordinated Debenture payable in money or securities other than that stated in the Subordinated Debenture; (c) make any change in the subordination provisions that adversely affects the rights of the holders of the Subordinated Debentures or change any other provision that adversely affects the rights of the holders of the Subordinated Debentures under the subordination provisions; (d) waive a default in the payment of the principal of, premium, if any, or interest on, any Subordinated Debenture; or (e) modify the right of any holder of a Subordinated Debenture to receive payment of principal or interest on or after the respective due dates or any mandatory redemption date, or to bring suit for the enforcement thereof.

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture: (i) default in the payment when due and payable of any interest (including Additional Interest) on the Subordinated Debentures (other than the payment of interest during an Extension Period), whether or not payment is prohibited by the subordination provisions or otherwise, and the default continues for a period of 10 days;
(ii) default in payment when due and payable at maturity, acceleration or a Redemption Date for a mandatory redemption of the Subordinated Debentures of principal of (or premium, if any, on) the Subordinated Debentures, whether or not payment is prohibited by the subordination provisions or otherwise; (iii) default in the performance of, or failure to comply with, any other covenant or agreement in the Indenture or the Subordinated Debentures and such failure or default continues for 60 days after receipt of proper notice thereof, or
(iv) certain events of bankruptcy, insolvency or reorganization of CL&P. In case an Event of Default under the Indenture shall occur and be continuing other than an Event of Default relating to bankruptcy, insolvency or reorganization of CL&P, in which case principal and interest on all of the Subordinated Debentures shall become immediately due and payable, the Trustee, the holders of not less than 25% of the aggregate principal amount of the Subordinated Debenture then outstanding, or the Special Representative may declare the principal of all the Subordinated Debentures to be due and payable. Under certain circumstances, any declaration of acceleration with respect to Subordinated Debentures may be rescinded by the Special Representative or by holders of a majority in aggregate principal amount of the Subordinated Debentures at the time outstanding if past defaults (except a default in the payment of principal of or interest on the Subordinated Debentures that has become due solely because of acceleration) have been cured or waived.

  CL&P is required to furnish to the Trustee annually a statement as to the performance by CL&P of its obligations under the Indenture and as to any default in such performance.

CONSOLIDATION, MERGER, ETC. OF CL&P

  The Indenture provides that CL&P may not consolidate with or merge with or into or sell, convey, transfer or lease all or substantially all of its assets unless (i) the successor, if other than CL&P, shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of the obligations of CL&P under the Subordinated Debentures and the Indenture, (ii) immediately prior to and after giving effect to such transaction, no Event of Default, and no event which, after notice or passage of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) CL&P delivers to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture comply with the Indenture.

DEFEASANCE AND DISCHARGE

  Under the terms of the Indenture, and subject to the conditions set forth therein, CL&P will be discharged from any and all obligations in respect of the Subordinated Debentures if CL&P deposits with the Trustee, or any Paying Agent, in trust, (i) cash, or (ii) United States Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or (iii) a combination thereof, sufficient to pay all the principal of, premium, if any, and interest on all the then outstanding Subordinated Debentures.

INFORMATION CONCERNING THE TRUSTEE

  Subject to certain provisions of the Indenture relating to its duties, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders or the Special Representative thereunder, unless such holders or the Special Representative shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to certain conditions and to such provision for indemnification, the holders of a majority in aggregate principal amount of the Subordinated Debentures then outstanding thereunder or the Special Representative will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or of exercising any trust or power conferred on the Trustee.

  Bankers Trust Company, the Trustee under the Indenture, has from time to time engaged in transactions with, or performed services for, CL&P and its affiliates in the ordinary course of business.

                          DESCRIPTION OF THE GUARANTY

  The following is a summary of certain provisions of the Guaranty which will be executed and delivered by CL&P for the benefit of the holders from time to time of the Preferred Securities. The summary is subject to, and qualified by reference to the Payment and Guaranty Agreement which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

  CL&P will agree to the extent set forth herein, to pay in full, to the holders of the Preferred Securities, the Guaranty Payments (as defined below) (except to the extent paid by CL&P Capital), as and when due, regardless of any defense, right of set-off or counterclaim which CL&P may have or assert. The following payments, to the extent not paid by CL&P Capital (the "Guaranty Payments"), will be subject to the Guaranty (without duplication): (i) any accumulated and unpaid Dividends on the Preferred Securities to the extent that CL&P Capital has funds on hand legally available therefor, (ii) the redemption price with respect to any Preferred Securities called for redemption to the extent that CL&P Capital has funds on hand legally available therefor and (iii) upon a liquidation of CL&P Capital, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of CL&P Capital legally available for distribution to holders of Preferred Securities in liquidation of CL&P Capital. CL&P's obligation to make a Guaranty Payment may be satisfied by direct payment of the required amounts by CL&P to the holders of Preferred Securities or by payment of such amounts by CL&P Capital to such holders. In addition, the Limited Partnership Agreement restricts the transfer of the General Partner's interest (other than to a directly or indirectly wholly-owned subsidiary or to a permitted successor by consolidation, merger, etc., as described in "--Consolidation, Merger, etc. of CL&P") without the consent of all the holders of the Preferred Securities and requires the General Partner to timely perform all its duties as such (including the duty to pay Dividends on the Preferred Securities), which include, among other things, the General Partner's duties to directly pay all costs and expenses of CL&P Capital (thereby insuring that the amount of CL&P's payments on its Subordinated Debentures will be sufficient to allow payment in full to the holders of the Preferred Securities) and the covenant of the General Partner to at all times maintain a "fair market value net worth" of at least 10% of the total contributions (less redemptions) to CL&P Capital. While the assets of the General Partner will not be available for making distributions on the Preferred Securities, they will be available for payment of the expenses of CL&P Capital. Accordingly, the Guaranty, together with the related covenants contained in the Limited Partnership Agreement and CL&P's obligations under the Subordinated Debentures, provide for CL&P's full and unconditional guaranty of the Preferred Securities as set forth above.

STATUS OF THE GUARANTY

  The Guaranty will constitute an unsecured obligation of CL&P and will rank subordinate and junior in right of payment to all general liabilities of CL&P. The Limited Partnership Agreement provides that each holder of Preferred Securities by acceptance thereof agrees that (i) the Subordinated Debentures are subordinate and junior in right of payment to all general liabilities of CL&P and to the extent provided in the Indenture and (ii) the Guaranty is subordinate and junior in right of payment to all general liabilities of CL&P.

  The Guaranty will constitute a guaranty of payment and not of collection. The Guaranty will be held for the benefit of the holders of the Preferred Securities. In the event of the appointment of a Special Representative, the Special Representative may enforce the Guaranty. If no Special Representative has been appointed to enforce the Guaranty, the General Partner has the right to enforce the Guaranty on behalf of the holders of the Preferred Securities. The holders of not less than 10% in aggregate stated liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guaranty, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Guaranty as above provided, any holder of Preferred Securities may institute a legal proceeding directly against CL&P to enforce its rights under the Guaranty without first instituting a legal proceeding against CL&P Capital or any other person or entity. The Guaranty will not be discharged except by payment of the Guaranty Payments in full to the extent not paid by CL&P Capital.

EFFECT OF OBLIGATIONS UNDER SUBORDINATED DEBENTURES AND GUARANTY

  As set forth in the Limited Partnership Agreement, the sole purpose of CL&P Capital is to issue the Preferred Securities and lend the proceeds thereof, plus the General Partner's capital contributions, to CL&P.

  As long as payments of principal and interest are made when due on the Subordinated Debentures corresponding to the Preferred Securities, such payments will be sufficient to enable CL&P Capital to make all payments of Dividends on the Preferred Securities, because (i) the aggregate principal amount of such Subordinated Debentures will be equal to the sum of the aggregate liquidation preference of the Preferred Securities plus the General Partner's capital contributions to CL&P Capital; (ii) the interest rate and interest and other payment dates of such Subordinated Debentures of each series will correspond to the Dividend rate and Dividend and other payment dates for the Preferred Securities of such series; (iii) the Limited Partnership Agreement provides that the General Partner will pay for all costs and expenses of CL&P Capital; and (iv) the Limited Partnership Agreement further provides that the General Partner will not cause or permit CL&P Capital, among other things, to engage in any activity that is not consistent with the limited purposes of CL&P Capital.

  If CL&P Capital fails to pay Dividends in full on any series of the Preferred Securities for 18 consecutive months or if a default under the Indenture occurs and is continuing, the Limited Partnership Agreement provides a mechanism whereby the holders of the Preferred Securities may elect a Special Representative to enforce the rights of CL&P Capital on the Subordinated Debentures and under the Indenture. Payments of Dividends on the Preferred Securities out of monies held by CL&P Capital are guaranteed by CL&P to the extent set forth under "--General" above. The Limited Partnership Agreement also provides that, if CL&P is in default on any payment or other obligation under the Guaranty, a Special Representative may be appointed; and CL&P, under the Guaranty, acknowledges, that such Special Representative may enforce the Guaranty on behalf of the holders of the Preferred Securities. In addition, if CL&P, as the General Partner, or the Special Representative fails to enforce the Guaranty, a holder of Preferred Securities may institute a legal proceeding directly against CL&P to enforce such holder's rights under the Guaranty without first instituting a legal proceeding against CL&P Capital or any other person or entity.

CERTAIN COVENANTS OF CL&P

  Under the Guaranty, CL&P will covenant that, so long as any Preferred Securities remain outstanding, neither CL&P nor any majority-owned subsidiary of CL&P shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends paid by a wholly-owned subsidiary) if at such time CL&P shall be in default with respect to its payment obligations under the Guaranty or if there shall have occurred and be continuing an Event of Default or any event that, with giving of notice or the passage of time, or both, would constitute an Event of Default under the Indenture.

AMENDMENTS

  The Guaranty may only be amended by a written instrument executed by CL&P; however, if any Preferred Securities are outstanding, any changes which adversely affect the rights of holders of Preferred Securities, any termination of the Guaranty and any waiver of compliance with any covenant under the Guaranty may be effected only with the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the outstanding Preferred Securities.

CONSOLIDATION, MERGER, ETC. OF CL&P

  So long as any Preferred Securities remain outstanding, CL&P will maintain its corporate existence; provided that CL&P may consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its assets as an entirety to any person, corporation, partnership, limited liability company, joint venture association, joint stock company, trust, or unincorporated association if the entity formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer, or lease shall have been made, if other than CL&P, is organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume all the obligations of CL&P under the Guaranty.

ASSIGNMENT

  Except as provided in "--Consolidation, Merger, etc. of CL&P," CL&P may assign its obligations under the Guaranty only with the prior approval of the holders of not less than 66 2/3% of the aggregate stated liquidation preference of all Preferred Securities then outstanding.

TERMINATION OF THE GUARANTY

  The Guaranty will terminate and be of no further force and effect upon full payment of the redemption price of all the Preferred Securities then outstanding or upon full payment of the amounts payable to the holders of the Preferred Securities upon liquidation of CL&P Capital; however, the Guaranty will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payments of any sums paid under the Preferred Securities or the Guaranty.

                             PLAN OF DISTRIBUTION

  CL&P Capital may offer or sell Preferred Securities offered hereby to one or more underwriters for public offering and sale by them. CL&P Capital may sell Preferred Securities as soon as practicable after effectiveness of the Registration Statement. Any such underwriter involved in the offer and sale of the Preferred Securities will be named in an applicable Prospectus Supplement.

  Underwriters may offer and sell the Preferred Securities at a fixed price or prices, which may be changed or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from CL&P and/or CL&P Capital in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by CL&P and/or CL&P Capital to underwriters in connection with the offering of Preferred Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters and dealers participating in the distribution of the Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with CL&P and CL&P Capital, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by CL&P for certain expenses.

  Underwriters and dealers may engage in transactions with, or perform services for, CL&P and/or CL&P Capital and/or any of their affiliates in the ordinary course of business.

  Each series of Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Preferred Securities are sold by CL&P Capital for public offering and sale may make a market in such Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the trading markets for any Preferred Securities.

                          LEGAL OPINIONS AND EXPERTS

  Legal matters in connection with the validity of the Preferred Securities, Subordinated Debentures and the Guaranty and certain tax matters in connection with the Preferred Securities and Subordinated Debentures will be passed upon for CL&P and CL&P Capital by Day, Berry & Howard, CityPlace I, Hartford, Connecticut. Legality of the Preferred Securities will be passed upon for the underwriters or other purchasers by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York.

  CL&P's audited financial statements and schedules related thereto, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, which have also been incorporated by reference herein, in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PRO-SPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUP-PLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPEC-TUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS COR-RECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                --------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Certain Investment Considerations..........................................  S-2
CL&P Capital...............................................................  S-3
CL&P.......................................................................  S-3
Use of Proceeds............................................................  S-4
Certain Terms of the Series A Preferred Securities.........................  S-4
Certain Terms of the Series A Subordinated Debentures......................  S-7
United States Taxation.....................................................  S-7
Underwriting............................................................... S-11
                                   PROSPECTUS
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
CL&P Capital...............................................................    3
CL&P.......................................................................    3
Coverage Ratios............................................................    3
Use of Proceeds............................................................    4
Description of the Preferred Securities....................................    4
Description of the Subordinated Debentures.................................   11
Description of the Guaranty................................................   15
Plan of Distribution.......................................................   18
Legal Opinions and Experts.................................................   18

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              PREFERRED SECURITIES

                                  CL&P CAPITAL

                                  % CUMULATIVE
                            MONTHLY INCOME PREFERRED
                              SECURITIES, SERIES A

                 GUARANTEED TO THE EXTENT THE ISSUER HAS FUNDS
              LEGALLY AVAILABLE THEREFOR, AS SET FORTH HEREIN, BY

                             THE CONNECTICUT LIGHT
                               AND POWER COMPANY

                                --------------

                             PROSPECTUS SUPPLEMENT

                                --------------

                              GOLDMAN, SACHS & CO.

                              SALOMON BROTHERS INC

                              MERRILL LYNCH & CO.

                              MORGAN STANLEY & CO.
                                  INCORPORATED

                       PRUDENTIAL SECURITIES INCORPORATED

                               SMITH BARNEY INC.

                      REPRESENTATIVES OF THE UNDERWRITERS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     SEC 1933 Act Filing Fee........................................... $ 44,000
     Printing Expenses.................................................   25,000
     Legal Fees........................................................   75,000
     NYSE Fee..........................................................   45,000
     Organization Fee..................................................   15,500
     Trustee...........................................................    5,000
     Accounting Fees...................................................   25,000
     Rating Agency Fees................................................   60,000
     NUSCO.............................................................   20,000
     Blue Sky Listings.................................................    3,500
     Miscellaneous.....................................................    7,000
                                                                        --------
       Total........................................................... $325,000
                                                                        ========

    --------
    Note: Estimated expenses associated with one MIPS issuance.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Indemnification of the Company's officers and directors is governed by
Section 33-320a of the Connecticut Stock Corporation Act (see Exhibit 99 hereto).

ITEM 16. EXHIBITS

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   (1)       Form of Underwriting Agreement to be used in connection with the issuance of Preferred Securities.
   (4)(a)    Form of Indenture between CL&P Capital and Bankers Trust Company, as Trustee.
   (4)(b)    Limited Partnership Agreement of CL&P Capital, including Action of
             General Partner with respect to Series A Preferred Securities.
   (4)(c)    Form of Subordinated Debenture (See Exhibit (4)(a)).
   (4)(d)    Form of Preferred Security (See Exhibit (4)(b)).
   (4)(e)    Form of Payment and Guaranty Agreement with respect to Preferred
             Securities.
   (5)       Opinion of Counsel with respect to legality.
   (8)       Opinion of Day, Berry & Howard with respect to tax matters.
   (12)(a)   Statement with respect to computation of Ratios of Earnings to
             Fixed Charges.
   (12)(b)   Statement with respect to computation of Ratios of Earnings to
             Fixed Charges and Preferred Stock Dividends.
   (23)(a)   Consent of Arthur Andersen LLP.
   (23)(b)   Consent of Counsel (included in Exhibits (5) and (8) above).
   (24)      Power(s) of Attorney (See Signature Page).
   (25)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Trustee under the Indenture.
   (99)      Section 33-320a of the Connecticut Stock Corporation Act.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that the undertakings set forth in paragraph (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by The Connecticut Light and Power Company pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) For purposes of determining any liability under the Securities Act of 1933, each filing of The Connecticut Light and Power Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Registrants pursuant to the provision described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (e) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE TOWN OF BERLIN, STATE OF CONNECTICUT ON THE 18TH DAY OF NOVEMBER, 1994.

                                           The Connecticut Light and Power
                                            Company

                                                    /s/ Hugh C. MacKenzie
                                           By: _______________________________
                                                      HUGH C. MACKENZIE
                                                          PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. THE CONNECTICUT LIGHT AND POWER COMPANY AND EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTE ROBERT E. BUSCH, JOHN B. KEANE, ROBERT C. ARONSON, JEFFREY C. MILLER AND JANE P. SEIDL, AND EACH OF THEM SINGLY, THEIR TRUE AND LAWFUL ATTORNEYS, WITH FULL POWER TO THEM AND EACH OF THEM TO SIGN FOR THEM AND IN THEIR NAMES, IN THE CAPACITIES INDICATED ABOVE OR BELOW, AS THE CASE MAY BE, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, HEREBY RATIFYING AND CONFIRMING ITS OR THEIR SIGNATURES AS IT MAY BE SIGNED BY SAID ATTORNEYS TO ANY AND ALL AMENDMENTS TO SAID REGISTRATION STATEMENT.

              SIGNATURE                        TITLE                DATE
              ---------                        -----                ----

        /s/ Hugh C. MacKenzie          President and a         November 18,
_____________________________________   Director               1994
          HUGH C. MACKENZIE
     PRINCIPAL EXECUTIVE OFFICER

         /s/ Robert E. Busch           Executive Vice          November 18,
_____________________________________   President and Chief    1994
           ROBERT E. BUSCH              Financial Officer
     PRINCIPAL FINANCIAL OFFICER        and a Director

          /s/ John W. Noyes            Vice President and      November 18,
_____________________________________   Controller             1994
            JOHN W. NOYES
    PRINCIPAL ACCOUNTING OFFICER

                                       Chairman and a          November  ,
_____________________________________   Director               1994
          WILLIAM B. ELLIS

         /s/ Robert G. Abair           Director                November 18,
_____________________________________                          1994
           ROBERT G. ABAIR

                                       Director                November  ,
_____________________________________                          1994
           BARRY ILBERMAN

          /s/ John B. Keane            Director                November 18,
_____________________________________                          1994
            JOHN B. KEANE

         /s/ Bernard M. Fox            Director                November 18,
_____________________________________                          1994
           BERNARD M. FOX

         /s/ Cheryl W. Grise           Director                November 18,
_____________________________________                          1994
           CHERYL W. GRISE

          /s/ John F. Opeka            Director                November 18,
_____________________________________                          1994
            JOHN F. OPEKA

      /s/ William T. Frain, Jr.        Director                November 18,
_____________________________________                          1994
        WILLIAM T. FRAIN, JR.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CL&P CAPITAL, L.P. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE TOWN OF BERLIN, STATE OF CONNECTICUT ON THE 18TH DAY OF NOVEMBER, 1994.

                                           CL&P Capital, L.P.

                                           By: The Connecticut Light and
                                               Power Company, General Partner

                                                      /s/ John B. Keane
                                           By: _______________________________
                                                        JOHN B. KEANE
                                                VICE PRESIDENT AND TREASURER

                                 EXHIBIT INDEX

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 -----------                         -----------                           ----
   (1)       Form of Underwriting Agreement to be used in connection
             with the issuance of Preferred Securities.
   (4)(a)    Form of Indenture between CL&P Capital and Bankers Trust
             Company, as Trustee.
   (4)(b)    Limited Partnership Agreement of CL&P Capital, including
             Action of General Partner with respect to Series A
             Preferred Securities .
   (4)(c)    Form of Subordinated Debenture (See Exhibit (4)(a)).
   (4)(d)    Form of Preferred Security (See Exhibit (4)(b)).
   (4)(e)    Form of Payment and Guaranty Agreement with respect to
             Preferred Securities.
   (5)       Opinion of Counsel with respect to legality.
   (8)       Opinion of Day, Berry & Howard with respect to tax matters.
   (12)(a)   Statement with respect to computation of Ratios of Earnings to Fixed Charges.
   (12)(b)   Statement with respect to computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.
   (23)(a)   Consent of Arthur Andersen LLP.
   (23)(b)   Consent of Counsel (included in Exhibits (5) and (8)
             above).
   (24)      Power(s) of Attorney (See Signature Page).
   (25)      Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of Bankers Trust Company, as Trustee
             under the Indenture.
   (99)      Section 33-320a of the Connecticut Stock Corporation Act.